EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                         SUBSIDIARIES OF THE REGISTRANT

                                                                        Percentage of        State of Incorporation
            Parent                          Subsidiary                    Ownership              or Organization
            ------                          ----------                    ---------              ---------------
First Midwest Financial, Inc.   First Federal Savings Bank of the           100%                   Federal
                                Midwest

First Midwest Financial, Inc.   Security State Bank                         100%                   Iowa

First Federal Savings Bank of   First Services Financial Limited            100%                   Iowa
the Midwest

First Services Financial        Brookings Service Corporation               100%                   South Dakota
Limited



The financial statements of First Midwest Financial, Inc. are consolidated with those of its subsidiaries.